SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 4, 2004
Date of report (Date of earliest event reported)

INTUIT INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-21180	77-0034661
(State or other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of		Identification
Incorporation)		No.)

2535 Garcia Avenue
Mountain View, CA 94043
(Address of Principal Executive Offices)
(Zip Code)

Registrant’s telephone number, including area code: (650) 944-6000

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

99.01 Intuit Inc.’s Business Conduct Guide, as amended through May 4, 2004.

ITEM 10. AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS.

     Intuit’s Business Conduct Guide applies to all employees, including its principal executive officer, principal financial officer, principal accounting officer/controller, and persons performing similar functions (collectively, “Senior Executive and Financial Officers”). Intuit revised Section 5 of its Business Conduct Guide, which describes specific obligations of its Senior Executive and Financial Officers. The revised section (now Section 6) clarifies that the Business Conduct Guide meets all of the requirements for a Code of Ethics for Senior Executive and Financial Officers (as defined in S-K Item 406(b)), and that Intuit therefore has not established any additional standards of conduct for its Senior Executive and Financial Officers.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 7, 2004	INTUIT INC.
	By:	/s/ ROBERT B. HENSKE
Robert B. ("Brad") Henske
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.01	Intuit Inc.’s Business Conduct Guide, as amended through May 4, 2004.